UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2026
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agilon health, inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Polaris Parkway, Suite 550
Westerville, Ohio		43082
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 562 256-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.
To the extent required by Item 3.03, the disclosure set forth in Item 5.03 is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 30, 2026, agilon health, inc. (the “Company”) filed an amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time, to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”).
As previously disclosed, at its 2026 Special Meeting of Stockholders held on March 17, 2026 (the “Special Meeting”), and upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved a certificate of amendment to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between one-for-five to one-for-twenty-five, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendment (the “Charter Amendment”).
The Charter Amendment was described in detail under “Proposal No. 1: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock” beginning on page 5 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 18, 2026 (the “Proxy Statement”) in connection with the Special Meeting. The text of the Charter Amendment was included in Appendix A of the Proxy Statement.
On March 30, 2026, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect a 1-for-25 reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”). The Charter Amendment was effective at 4:36 p.m., Eastern Time on March 30, 2026 (the “Effective Time”).
The Amendment provides that at the Effective Time, each twenty-five (25) shares of Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be reclassified, combined and converted into one (1) share of Common Stock. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares will automatically be entitled to receive cash in lieu of such fractional share. Proportional adjustments were made to the number of shares of Common Stock awarded and available for issuance under the Company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding stock options and other equity securities under the Company’s equity incentive plans. The shares of Common Stock outstanding following the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of Common Stock or the par value of the Common Stock.
Trading of the Common Stock on the New York Stock Exchange will commence on a split-adjusted basis at market open on March 31, 2026 under the existing trading symbol “AGL.” The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 00857U 206.
The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of agilon health, inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date:	March 30, 2026	By:	/s/ JEFFREY SCHWANEKE
Jeffrey Schwaneke Chief Financial Officer